Exhibit 10.15

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of [•], 2020, by and between Kymera Therapeutics, Inc., a Delaware corporation (“Company”), and Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (“Purchaser”).

RECITALS

A. The Company is planning to issue and sell shares of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”) in an underwritten initial public offering (the “IPO”) pursuant to the Company’s registration statement on Form S-1 (File No. 333-240264) (the “Registration Statement”) and an underwriting agreement (the “Underwriting Agreement”) by and among the Company and Morgan Stanley & Co. LLC, BofA Securities, Inc., and Cowen and Company, LLC, as representatives of the several underwriters listed therein (together, the “Underwriters”).

B. Pursuant to that certain Participation Agreement, dated as of May 9, 2019, by and between the Company and the Purchaser (the “Participation Agreement”), the Purchaser has agreed to purchase, and the Company has agreed to issue and sell, upon the terms and conditions stated herein, shares of Common Stock (the “Shares”) at a price per share equal to the price at which the Common Stock is issued and sold to the public in the IPO (the “Per Share Purchase Price”) up to 6.343% of the total amount of shares of Common Stock the Company sells pursuant to both the Underwriting Agreement and this Agreement, contingent upon and concurrently with the closing of the IPO (the “Participation Right”).

C. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933 (codified at 15 U.S.C. Sec. 77a et seq., and hereinafter the “Securities Act”) and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Closing Date” means (i) with respect to the Initial Closing, the third (3rd) trading day after the trading day on which the Underwriting Agreement has been executed and delivered by all parties thereto, and (i) with respect to any Closing following the Initial Closing, the date on which the Company issues and sells additional shares of Common Stock to the Underwriters. The parties acknowledge and agree that, as of the date of this Agreement, the Closing Date for the Initial Closing is expected to occur on [•].

“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after due inquiry.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.

“Material Contract” means any contract of the Company that has been filed or was required to have been filed as an exhibit to the Registration Statement pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Subscription Share Number” means such number of shares of Common Stock equal to 6.772% of the number of Shares of Common Stock actually sold to the Underwriters under the Underwriting Agreement as of the relevant Closing Date, such that the Purchaser shall acquire hereunder 6.343% of all shares of Common Stock issued together under this Agreement and the Underwriting Agreement, and in all cases with any fraction of a share of Common Stock rounded down to the nearest whole share.

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE 2

PURCHASE AND SALE

2.1 Closing.

(a) Amount. Subject to the terms and conditions set forth in this Agreement, at each Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, such number of shares of Common Stock equal to the Subscription Share Number.

(b) Closings. The initial purchase and sale of the Shares shall be contingent on and take place concurrently with the closing of the IPO and remotely via the exchange of documents and signatures or at such other time and place as the parties may mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). In the event that the Underwriters exercise their option to purchase additional shares of Common Stock pursuant to any overallotment or similar option pursuant to the Underwriting Agreement, the Company shall issue and sell to Purchaser, concurrently with the sale of such additional shares of Common Stock to the Underwriters, an additional number of shares of Common Stock equal to the Subscription Share Number determined with respect to such issuance. Each such additional issuance of shares to Purchaser hereunder, if any, is referred to herein as an “Additional Closing” and, together with the Initial Closing, a “Closing.” The Company shall provide notice to Purchase at least two (2) trading days in advance of a proposed Closing date, including the number of shares of Common Stock to be sold to Purchaser at such Closing and the Per Share Purchase Price.

2.2 Delivery. At each Closing, upon payment of an amount equal to the product of the Per Share Purchase Price times the Subscription Share Number to be issued in to such Closing by wire transfer to a bank account designated by the Company or by such other methods as may be designated by the Company, the Company shall deliver to the Purchaser the Shares by electronic delivery to the Depository Trust Company (“DTC”) or its designated custodian.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and each Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to the Purchaser that, except as disclosed in the Registration Statement:

(a) Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(b) Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Documents, and to issue the Shares at each Closing, has been taken or will be taken prior to such Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Documents, the performance of all obligations of the Company under the Transaction Documents to be performed as of each Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to such Closing. The Transaction Documents, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Valid Issuance of Shares.

(i) The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3.2 and subject to the filings described in Subsection 3.1(d), the Shares will be issued in compliance with all applicable federal and state securities laws.

(ii) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

(d) Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3.2, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

(e) Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its certificate of incorporation or bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any Material Contract, or (v) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

(f) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

(g) Registration Statement. The Registration Statement complies as to form in all material respects with the requirements of the Securities Act and, as of its date, the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of each Closing Date to the Company as follows:

(a) Authorization. The Purchaser has full power and authority to enter into the Transaction Documents. The Transaction Documents when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

(c) Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3.1 or the right of the Purchaser to rely thereon.

(d) Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company filed the Registration Statement in connection with the IPO. The Purchaser understands that this transaction is not intended to be part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to the Shares and the transaction contemplated hereunder.

(e) Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, will be notated with the following legends:

(i) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY’S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE SAID ACT.”

(ii) “THESE SHARES ARE SUBJECT TO A LOCK-UP AGREEMENT THAT RESTRICTS THE TRANSFER OF THESE SHARES BEFORE [DATE THAT IS SIX MONTHS FOLLOWING DATE OF FINAL PROSPECTUS]. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE COMPANY.”

(iii) Any legend set forth in, or required by, the other Transaction Documents.

(iv) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

(f) Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(g) “Bad Actor” Status. The Purchaser represents that it is not a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act.

(h) No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

(i) Access to Information. The Purchaser acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the Registration Statement and the Company’s representations and warranties contained in the Transaction Documents.

(j) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

ARTICLE 4

CONDITIONS PRECEDENT TO CLOSING

4.1 Conditions Precedent to the Obligations of the Purchaser to Purchase Shares at each Closing. The obligation of the Purchaser to acquire Shares at each Closing is subject to the fulfillment to the Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Purchaser:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date, as though made on and as of such Closing Date, except for such representations and warranties that speak as of a specific date.

(b) IPO Shares. The Underwriters shall have purchased, concurrent with the purchase of the Shares by the Purchaser hereunder at the Initial Closing, the Firm Shares (as defined in the Underwriting Agreement) at the purchase price per share set forth in the Underwriting Agreement.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

4.2 Conditions Precedent to the Obligations of the Company to sell Shares at each Closing. The Company’s obligation to sell and issue the Shares to the Purchaser at each Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by the Purchaser in Section 3.2 hereof shall be true and correct in all material respects as of the date of this Agreement, and as of the Closing Date as though made on and as of such Closing Date, except for representations and warranties that speak as of a specific date.

(b) IPO Shares. The Underwriters shall have purchased, concurrent with the purchase of the Shares by the Purchaser hereunder at the Initial Closing, the Firm Shares (as defined in the Underwriting Agreement) at the purchase price per share set forth in the Underwriting Agreement.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

ARTICLE 5

MISCELLANEOUS

5.1 Termination. This Agreement shall automatically terminate upon the earliest to occur of (i) the written consent of the Company and the Purchaser, (ii) the withdrawal by the Company of the Registration Statement, (iii) following the execution of the Underwriting Agreement, the termination of such Underwriting Agreement in accordance with its terms, or (iv) June 30, 2021.

5.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the complete understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior understandings and writings relating to the subject matter hereof and thereof, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents. The parties hereby acknowledge and agree that (i) the delivery of the shares by the Company at each Closing in accordance herewith shall satisfy in full the Purchaser’s Participation Right with respect to the IPO (including any and all right to notice thereof) and (ii) that the Purchaser’s other rights pursuant to the Participation Agreement remain in full force and effect as of the date hereof.

5.3 Notices. All notices, instructions and other communications required or permitted hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth below and shall be (a) delivered personally, (b) sent via a reputable nationwide overnight courier service, or (c) sent by facsimile transmission, with a confirmation copy to be sent by registered or certified mail, return receipt requested, postage prepaid. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand and two (2) business days after it is sent via a reputable nationwide overnight courier service. Either party may change its address by giving notice to the other party in the manner provided above.

To the Company:	Kymera Therapeutics, Inc. 200 Arsenal Yards Blvd., Suite 230 Watertown, MA 02472 Attention: President and CEO

With a copy to:	Goodwin Procter 100 Northern Avenue Boston, MA 02210 Attention: William D. Collins, Esq.

To Purchaser:	Vertex Pharmaceuticals Incorporated 50 Northern Avenue Boston, MA 02210 Attention: Corporate Legal

With a copy to:	Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 Attention: Marc Rubenstein

5.4 Amendment and Waiver. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of the Company and Purchaser.

5.5 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.7 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

5.8 Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. In addition, this Agreement may be executed by facsimile or “PDF” and such facsimile or “PDF” signature shall be deemed to be an original.

5.9 Severability. Should one or more provisions of this Agreement be or become invalid, then the Parties hereto will attempt to agree upon valid provisions in substitution for the invalid provisions, which in their economic effect come so close to the invalid provisions that it can be reasonably assumed that the Parties would have accepted this Agreement with those new provisions. If the Parties are unable to agree on such valid provisions, the invalidity of such one or more provisions of this Agreement will not affect the validity of the Agreement as a whole, unless the invalid provisions are of such essential importance for this Agreement that it may be reasonably presumed that the Parties would not have entered into this Agreement without the invalid provisions.

5.10 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

5.11 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or waiver of or acquiescence in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the organizational documents of the Company or otherwise afforded to any party, shall be cumulative and not alternative.

5.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. Each of the parties acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique and recognizes and affirms that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law. Accordingly, such non-breaching party shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce its rights and the other party’s obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security). Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement, and hereby waives (x) any defenses in any action for an injunction, specific performance or other equitable relief, including the defense that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity, and (y) any requirement under law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief.

[signatures to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

KYMERA THERAPEUTICS, INC.

By:
Name:
Title:

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASER:

VERTEX PHARMACEUTICALS INCORPORATED

By:
Name:
Title:

[Signature Page to Common Stock Purchase Agreement]